EXHIBIT 10.19

SUBSCRIPTION FOR FLOW-THROUGH SHARES

TO: Oilsands Quest Inc. (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation to be issued on a "flow-through" basis pursuant to the Income Tax Act (Canada) (each, a "Flow-Through Share") set forth below for the aggregate consideration set forth below, representing a subscription price of $53.21 (Canadian) per Flow-Through Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Flow-Through Shares of Oilsands Quest Inc." attached hereto (the "Subscription Agreement").

CanWest Petroleum Corporation	Aggregate Subscription Amount: $37,409,503.34
Full Legal Name of Subscriber (please print)

By:
Signature of Subscriber or its Authorized Representative	Number of Flow-Through Shares: 703,054

Chairman and Chief Executive Officer
Official Title or Capacity (please print)

T. Murray Wilson
Name of Signatory (please print name of individual whose signature appears above if different than name of Subscriber)

Subscriber's Address (including postal code)

Telephone Number (including area code)

e-mail Address

Social Insurance Number or Business Number, as applicable

Register the Flow-Through Shares (if different from address above) as follows:	Deliver the Flow-Through Shares (if different from address above) as follows:

Name	Name

Account reference, if applicable	Account reference, if applicable

Address (including postal code)	Contact Name

Address (including postal code)

Telephone Number (including area code)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

OILSANDS QUEST INC.	July 5, 2006

Per:	No:

This is the first page of an agreement comprised of 9 pages.

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR
FLOW-THROUGH SHARES OF OILSANDS QUEST INC.

1.	Definitions. In this Subscription Agreement:

(a)	"Act" means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;

(b)	"Aggregate Subscription Amount" means the aggregate dollar amount of the subscription under this Subscription Agreement;

(c)	"Closing Date" means such date(s) as the Corporation and the Subscriber may determine;

(d)	"Closing Time" shall have the meaning ascribed thereto in Section 8 hereof;

(e)	"Commitment Amount" means the amount of $37,409,503.34;

(f)	"Common Shares" means common shares in the capital of the Corporation;

(g)	"Corporation" means Oilsands Quest Inc., a corporation incorporated under the Business Corporations Act (Alberta);

(h)	"Expenditure Period" means the period commencing on the date of acceptance of this Subscription Agreement and ending on the earlier of:

(i)	the date on which the Commitment Amount has been fully expended in accordance with the terms hereof, and

(ii)	December 31, 2007;

(i)	"Flow-Through Share" means a Common Share purchased by the Subscriber under this Subscription Agreement issued on a flow-through basis in accordance with subsection 66(15) of the Act;

(j)	"Offering" shall have the meaning ascribed thereto in Section 2(b) hereof;

(k)	"principal-business corporation" means a principal-business corporation as defined in subsection 66(15) of the Act;

(l)
"Qualifying Expenditures" means, when incurred in 2006, Canadian exploration expense described in subsection 66.1(6) of the Act and, when incurred in 2007, means Canadian exploration expense described in paragraphs (a), (d) or (f) of the definition "Canadian exploration expense" in subsection 66.1(6) of the Act or which would be included in paragraph (h) of such definition if the reference therein to "paragraphs (a) to (d) and (f) to (g.1)" were read as "paragraphs (a), (d) or (f)", excluding amounts which are prescribed to constitute "Canadian exploration and development overhead expense" under paragraph 66(12.6)(b) of the Act, amounts which are a cost of, or for the use of, certain seismic data within the meaning of paragraph 66(12.6)(b.1) of the Act, and the amount of any assistance described in paragraph 66(12.6)(a) of the Act;

(m)	"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

2.	Acknowledgements of the Subscriber. The Subscriber acknowledges that:

(a)	this subscription is effective only upon acceptance by the Corporation; and

(b)	the Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement.

3.
Representations, Warranties and Covenants of the Subscriber. By executing this Subscription Agreement, the Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)
the Subscriber has the requisite power, authority, legal capacity and competence to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained;

Oilsands Quest Inc. Subscription Agreement for Flow-Through Shares	Page 3 of 9

(b)	the Subscriber is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

(c)
this Subscription Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Subscriber, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the general principles of equity including the fact that specific performance is available only in the discretion of the court;

(d)
the execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber's constating documents or any agreement to which the Subscriber is a party or by which it is bound;

(e)	the Subscriber confirms that the Subscriber:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Flow-Through Shares;

(ii)
is capable of assessing the proposed investment in the Flow-Through Shares as a result of the Subscriber's own experience or as a result of advice received from a person registered under applicable securities legislation;

(iii)	is aware of the characteristics of the Flow-Through Shares and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Flow-Through Shares;

(f)
the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Flow-Through Shares;

(g)
the Subscriber acknowledges that no prospectus has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Flow-Through Shares and the issuance is exempted from the prospectus requirements available under the provisions of applicable securities laws and as a result:

(i)	the Subscriber may be restricted from using some of the civil remedies otherwise available under applicable securities laws;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to it under applicable securities laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities laws;

(h)	the Subscriber confirms that neither the Corporation nor any of its representative directors, employees, officers or affiliates, have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Flow-Through Shares;

(ii)	that any person will resell or repurchase the Flow-Through Shares;

(iii)	that the Flow-Through Shares will be listed on any stock exchange or traded on any market; or

(iv)	that any person will refund the purchase price of the Flow-Through Shares other than as provided in this Subscription Agreement;

(i)
the Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Flow-Through Shares as an investment for the Subscriber, the tax consequences of purchasing and dealing with the Flow-Through Shares, and the resale restrictions and "hold periods" to which the Flow-Through Shares are or may be subject under applicable securities legislation or stock exchange rules, and has not relied upon any statements made by or purporting to have been made on behalf of the Corporation with respect to such suitability, tax consequences, and resale restrictions;

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(j)
except for the Subscriber's knowledge regarding its subscription for Flow-Through Shares hereunder, the Subscriber has no knowledge of a "material fact" or a "material change" (as those terms are defined in the Securities Act (Alberta)) in the affairs of the Corporation that has not been generally disclosed;

(k)
the Subscriber is resident in the jurisdiction indicated on the face page of this Subscription Agreement as the "Subscriber's Address" and the purchase by and sale to the Subscriber of the Flow-Through Shares, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale has occurred only in such jurisdiction and the Subscriber was not offered the Flow-Through Shares, and did not execute or deliver this Subscription Agreement, in the United States;

(l)
it is purchasing the Flow-Through Shares as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, and the aggregate acquisition cost of the Flow-Through Shares to it is not less than Cdn. $150,000 and the Subscriber was not created or used solely to purchase or hold securities in reliance on this section;

(m)
if the Subscriber does not comply with subsection 3(l) above, the Subscriber's purchase of Flow-Through Shares hereunder would, if completed, be made pursuant to an exemption from the prospectus and registration requirements under applicable securities legislation (particulars of which exemption are enclosed herewith), and the Subscriber will deliver to the Corporation such further particulars of the exemption(s) and evidence of the Subscriber's qualifications thereunder as the Corporation may request;

(n)
the Subscriber understands that it may not be able to resell the Flow-Through Shares except in accordance with limited exemptions available under applicable securities legislation, regulatory policy and stock exchange rules, and that the Subscriber is solely responsible for (and the Corporation is not in any way responsible for) the Subscriber's compliance with applicable resale restrictions;

(o)	the Subscriber will not resell any of the Flow-Through Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules;

(p)	the Subscriber understands that any certificates representing the Flow-Through Shares will bear a legend indicating that the resale of such securities is restricted;

(q)
the Subscriber acknowledges that it is aware that there is no market upon which the Flow-Through Shares trade and there is no assurance that the Flow-Through Shares will be listed and posted for trading on a stock exchange or dealer network in the future;

(r)
the Subscriber understands that the sale of the Flow-Through Shares is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or to deliver an offering memorandum, and the requirement to sell securities through a registered dealer, or upon the issuance of such orders, consents or approvals as may be required to enable such sale to be made without complying with such requirements, and that as a consequence of acquiring the Flow-Through Shares pursuant to such exemptions, certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages in the event of a misrepresentation will not be available to the Subscriber in connection with the purchase and sale of the Flow-Through Shares;

(s)
the Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than the annual financial statements, interim financial statements or any other document (excluding offering memoranda, prospectuses or other offering documents) the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation, which has been prepared for delivery to and review by prospective purchasers in order to assist them in making an investment decision in respect of the purchase of Flow-Through Shares pursuant to the Offering;

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(t)
the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet) or sales literature with respect to the distribution of the Flow-Through Shares;

(u)
the Subscriber is aware that the Flow-Through Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and that the Flow-Through Shares may not be offered or sold, directly or indirectly, in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or in compliance with the requirements of an exemption from registration therefrom and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act or any applicable state securities laws in respect of the Flow-Through Shares;

(v)
the Subscriber undertakes and agrees that it will not offer or sell any of the Flow-Through Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available;

(w)
the Subscriber acknowledges that, in addition to any other requirements under applicable securities legislation to which a disposition of the Flow-Through Shares by the Subscriber may be subject, the Subscriber may, depending on the nature of the disposition, be required to file a report of exempt trade within ten (10) days of a disposition by the Subscriber of the Flow-Through Shares;

(x)
if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Flow-Through Shares;

(y)	except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation;

(z)	the Subscriber has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation except as expressly set forth herein;

(aa)
the funds representing the Aggregate Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). To the best of its knowledge: (i) none of the subscription funds to be provided by the Subscriber: (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(bb)	the Subscriber has not and will not knowingly enter into any agreement or arrangement which will cause the Flow Through Shares to be or become "prescribed shares" for purposes of the Act;

(cc)	the Subscriber is related to the Corporation within the meaning of the Act and will continue to be related to the Corporation up to and including January 1, 2008; and

(dd)
the Subscriber acknowledges that an investment in the Flow-Through Shares is subject to a number of risk factors. In particular, the Subscriber acknowledges that the Corporation is not a reporting issuer in any province of Canada and, as such, the applicable hold period may never expire. Accordingly, there is currently no market for any of the Flow-Through Shares, and one may never develop. It may be difficult or even impossible for a Subscriber to sell any of the Flow-Through Shares. Resale of such Flow-Through Shares will require the availability of exemptions from the prospectus requirements of applicable securities legislation, or the application for a discretionary order of the securities commission or similar regulatory authority in the subscriber's province of residence permitting the trade. The Subscriber covenants and agrees to comply with applicable securities legislation concerning the purchase, holding of, and resale of the Flow-Through Shares.

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4.
Timeliness of Representations, etc. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time (as defined herein), and will survive the completion of the distribution of the Flow-Through Shares.

5.
Indemnity. The Subscriber acknowledges that the Corporation and its counsel are relying upon the representations, warranties and covenants of the Subscriber set forth herein in determining the eligibility (from a securities law perspective) of the Subscriber to purchase Flow-Through Shares under the Offering, and hereby agrees to indemnify the Corporation and its directors, officers, employees, advisers, affiliates, shareholders and agents (including their respective legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber undertakes to immediately notify the Corporation's counsel at TingleMerrett LLP, 1250, 639 - 5th Avenue S.W., Calgary, Alberta T2P 0M9, Attention: Jeff Helper, of any change in any statement or other information relating to the Subscriber set forth herein that occurs prior to the Closing Time.

6.	Deliveries by Subscriber prior to Closing. The Subscriber agrees to deliver to the Corporation, not later than 5:00 p.m. (Calgary time) on the date which is the business day before the Closing Date:

(a)	this duly completed and executed Subscription Agreement;

(b)
a certified cheque or bank draft made payable to "Oilsands Quest Inc." in an amount equal to the Aggregate Subscription Amount, or payment of the same amount in such other manner as is acceptable to the Corporation; and

(c)	such other documents as may be requested by the Corporation as contemplated by this Subscription Agreement.

7.
Consent to Collection of Personal Information. If the Subscriber is an individual, the Subscriber acknowledges that the Subscriber has provided, in this Subscription Agreement, to the Corporation information (the "Personal Information") of a personal nature that may or may not be protected under applicable privacy legislation. This information is being collected, used and may be disclosed by the Corporation for the following purposes (the "Purposes"):

(a)	in order to complete the Offering;

(b)	to be kept in the corporate records of the Corporation, on its securities registers and shareholders lists, maintained by the Corporation and/or the Corporation's transfer agent;

(c)	to be disclosed to securities/tax regulatory authorities or other government bodies as required and in accordance with applicable securities laws and tax laws;

(d)
as long as the Subscriber is a shareholder of the Corporation, to be disclosed to other third parties held to an obligation of confidentiality to the Corporation such as its legal counsel, its accountants, transfer agent, securities depository, or any other entity for: (i) the purpose of sending financial statements and other disclosure documentation required to be sent by law to the shareholders of the Corporation, and/or (ii) in the context of a proposed merger, business combination, acquisition, takeover bid or such other major transaction involving the Corporation and such other third party; and

(e)	to enforce the obligations contemplated by this Subscription Agreement.

The Subscriber hereby consents to the collection, use and disclosure by the Corporation of the Personal Information for the Purposes.

8.
Time and Place of Closing. The sale of the Flow-Through Shares will be completed at the offices of Macleod Dixon LLP, counsel to the Subscriber, in Calgary, Alberta at 10:00 a.m. (Calgary time) or such other time as the Corporation and the Subscriber may agree (the "Closing Time") on the Closing Date.

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9.
Deliveries at Closing. At the Closing Time, this Subscription Agreement and the aggregate subscription proceeds will be delivered to the Corporation, against delivery by the Corporation of a certificate(s) representing the Flow-Through Shares.

10.	Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)
the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Flow-Through Shares to the Subscriber and to incur and renounce to the Subscriber Qualifying Expenditures in an amount equal to the Commitment Amount;

(b)
the Corporation is duly incorporated and validly subsisting, and is qualified to carry on business in each jurisdiction in respect of which the carrying out of the activities contemplated hereby make such qualification necessary;

(c)	the Corporation has complied or will comply with all applicable corporate and securities laws in connection with the offer and sale of the Flow-Through Shares;

(d)
upon acceptance by the Corporation, this Subscription Agreement shall constitute a binding obligation of the Corporation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the general principles of equity including the fact that specific performance is available only in the discretion of the court;

(e)
the execution, delivery and performance of this Subscription Agreement by the Corporation, the issue of the Flow-Through Shares and the incurring of Qualifying Expenditures and the renunciation of Qualifying Expenditures to the Subscriber pursuant hereto does not and will not constitute a breach of or default under the constating documents of the Corporation, or any law, regulation, order or ruling applicable to the Corporation, or any agreement to which the Corporation is a party or by which it is bound;

(f)	the Corporation is, and at all material times will be, a "principal-business corporation"; and

(g)
upon issuance pursuant to the provisions hereof, the Flow-Through Shares will be issued on a "flow-through" basis, in accordance with subsection 66(15) of the Act and the Flow-Through Shares will not be "prescribed shares" for the purpose of section 6202.1 of the Regulations to the Act, assuming that there are no agreements, arrangements, obligations or undertakings as contemplated by such provisions in respect of the Flow-Through Shares, other than any agreements, arrangements, obligations or undertakings to, or in respect of which, the Corporation or a specified person in respect of the Corporation is a party or has knowledge.

11.	Covenants of the Corporation. The Corporation covenants and agrees with the Subscriber:

(a)
to keep proper books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amount and the Qualifying Expenditures, and upon reasonable notice, to make such books, records and accounts available for inspection and audit by or on behalf of the Subscriber during normal business hours at the Subscriber's expense;

(b)
to incur, during the Expenditure Period, Qualifying Expenditures in such amount as enables the Corporation to renounce to the Subscriber (in accordance with the Act and this Subscription Agreement), Qualifying Expenditures in an amount equal to the Commitment Amount;

(c)
to renounce (in accordance with the Act and this Subscription Agreement) to the Subscriber, effective on or before the last date of the Expenditure Period, Qualifying Expenditures which have been or will be incurred during the Expenditure Period in an amount equal to the Commitment Amount;

(d)	to incur all Qualifying Expenditures which are renounced prior to the effective date of such renunciation;

(e)
to renounce to the Subscriber with an effective date no later than the last day of each month following the Closing Date all Qualifying Expenditures, if any, incurred by the Corporation in the particular month, provided that the renunciations made under this paragraph 11(e) shall not in the aggregate exceed the Commitment Amount. Notwithstanding the foregoing, the renunciation in respect of the first month following the Closing Date shall include all Qualifying Expenditures, if any, incurred after the date upon which the Corporation accepts this Subscription Agreement and on or before the last day of such month;

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(f)
to file with the Canada Revenue Agency the form prescribed by subsection 66(12.68) of the Act together with a copy of this Subscription Agreement and any "selling instruments" contemplated by such subsection within the time prescribed by the Act;

(g)
to file, on a timely basis, with the Canada Revenue the form prescribed by subsection 66(12.7) of the Act necessary to give effect to any renunciation made pursuant to the terms of this Subscription Agreement;

(h)
that if the Corporation does not incur and renounce to the Subscriber Qualifying Expenditures incurred during the Expenditure Period equal to the Commitment Amount, the Corporation shall indemnify the Subscriber as to, and pay in settlement thereof to the Subscriber, an amount equal to the amount of any tax payable or that may become payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such failure;

(i)
to deliver to the Subscriber, not later than March 31, 2007, a statement setting forth the aggregate amounts of Qualifying Expenditures that the Corporation intends to renounce to the Subscriber effective on or before the last date of the Expenditure Period;

(j)
that all Qualifying Expenditures renounced to the Subscriber pursuant to this Subscription Agreement will be Qualifying Expenditures incurred by the Corporation that, but for the renunciation to the Subscriber, the Corporation would be entitled to deduct in computing its income for the purposes of Part I of the Act;

(k)
that the Corporation will not reduce the amount renounced to the Subscriber pursuant to subsections 66(12.6) of the Act and, in the event the Minister reduces the amount renounced to the Subscriber pursuant to subsection 66(12.73) of the Act, the Corporation shall indemnify the Subscriber as to, and pay in settlement thereof to the Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such reduction;

(l)	that the Corporation will maintain its status as a principal-business corporation until January 1, 2008;

(m)
that the Corporation has not and will not enter into any transactions or take deductions which would otherwise reduce its cumulative Canadian exploration expense as defined in subsection 66.1(6) of the Act to an extent which would preclude the renunciation of Qualifying Expenditures hereunder in an amount equal to the Commitment Amount effective on or before the last date of the Expenditure Period;

(n)
to timely file all forms required under the Act necessary to effectively renounce Qualifying Expenditures equal to the Commitment Amount to the Subscriber effective on or before the last date of the Expenditure Period, and to promptly provide the Subscriber with a copy of all such forms as are to be provided on a timely basis;

(o)
that the Corporation will not be subject to the provisions of subsection 66(12.67) of the Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Subscriber in an amount equal to the Commitment Amount;

(p)
if the Corporation is required under the Act to reduce Qualifying Expenditures previously renounced to the Subscriber, the Corporation shall make such reduction pro rata by number of Flow-Through Shares issued or to be issued pursuant to flow-through share agreements of even date with this Subscription Agreement provided that the Corporation shall not reduce Qualifying Expenditures renounced under this Subscription Agreement until it has first reduced to the extent possible expenditures renounced pursuant to flow-through share agreements dated after the date of this Subscription Agreement;

(q)	the Corporation is related to the Subscriber within the meaning of the Act and will continue to be related to the Subscriber up to an including January 1, 2008; and

(r)
the Corporation shall renounce Qualifying Expenditures with respect to this Subscription Agreement and all other flow-through share agreements of even date pro rata by number of Flow-Through Shares issued or to be issued pursuant thereto before renouncing expenditures pursuant to any flow-through shares agreements dated after the date of this Subscription Agreement.

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12.	No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

13.
Governing Law. The contract arising out of acceptance of this Subscription Agreement by the Corporation shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

14.	Time of Essence. Time shall be of the essence of this Subscription Agreement.

15.
Facsimile Copies. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

16.
Counterpart. This Subscription Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement

17.	Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

18.
Survival. The covenants, representations and warranties contained in this Subscription Agreement shall survive the closing of the transactions contemplated hereby, and shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

19.
Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. In this Subscription Agreement, all references to money amounts are to Canadian dollars.

20.	Amendment. Except as otherwise provided herein, this Subscription Agreement may only be amended by the parties hereto in writing.

21.
Costs. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Flow-Through Shares to the Subscriber shall be borne by the Subscriber.

22.
Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

23.
Language. The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Flow-Through Shares be drawn up in the English language only. Le souscripteur reconna t par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des bons de souscription spéciaux soient rédigés en anglais seulement.